EMPLOYMENT  AGREEMENT
                                             dated as of March 9, 1998,  between
                                             CFP  HOLDINGS,   INC.,  a  Delaware
                                             corporation  (the  "Company"),  and
                                             William    G.     Delchiaro    (the
                                             "Executive").



         The Company desires to employ the Executive as President and Chief Executive Officer of QF Acquisition Corp., a subsidiary of the Company doing business under the name "Quality Foods" ("Quality Foods"), and the Executive desires to accept employment with the Company upon the terms and conditions hereinafter set forth.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations hereinafter set forth, the parties agree as follows:

         SECTION 1. Employment.

         The Company hereby employs the Executive and the Executive hereby accepts employment by the Company upon the terms and conditions hereinafter set forth.

         SECTION 2. Term.

         The employment of the Executive hereunder shall be for the period (the "Employment Period") commencing on March 17, 1998 (the "Commencement Date") and ending on (a) the third anniversary thereof (the "Scheduled Termination Date"), or (b) such earlier date (the "Termination Date") upon which the employment of the Executive shall terminate in accordance with the provisions hereof.

         SECTION 3. Duties.

         Until the first anniversary of the Commencement Date, the Executive shall be employed as the President and Chief Executive Officer of Quality Foods. Thereafter, the Executive shall serve as the President and Chief Executive Officer of the Company and CFP Group, Inc., its parent company. The Executive shall perform such duties as are consistent with his title and position, but shall have such other titles and duties (including with respect to affiliates of Quality Foods) consistent with the status of a senior level executive of the Company as the Board of Directors of the Company (the "Board") shall in its discretion designate. The Executive shall report to the Board and shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

         SECTION 4. Time to be Devoted to Employment.

         During the Employment Period, the Executive shall devote all of his business time, attention and energies to the business of the Company and its affiliates (except for vacations to which he is entitled pursuant to Section 6(b) and periods of illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

         SECTION 5. Compensation.

         (a) The Company (or at the Company's option, any affiliate thereof) shall pay or caused to be paid to the Executive an annual base salary (the "Base Salary") during the Employment Period of $325 000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its officers, less such deductions as are required by applicable law. The Base Salary shall be subject to annual Board review and may be increased in the sole discretion of the Board.

         (b) In addition to the Base Salary, the Executive shall be eligible to participate in the Company's incentive stock option plan to be formulated by the Board of Directors of the Company.

         (c) The Executive shall also be eligible to participate in the Company's annual cash bonus plan based upon achieving and exceeding annual performance targets as determined by the Board. Pursuant to such plan, provided certain minimum performance thresholds are met, the Executive would be entitled to receive an annual bonus of between 30% and 100% of the Base Salary, based upon achieving 80% to 120% of the performance targets for such year (with a bonus of 50% of the Base Salary to be payable if 100% of such targets are met).

         (d) Within 30 days of the Commencement Date, the Company shall pay, or cause to be paid, to the Executive a one-time "signing" bonus in the amount of $75,000, less such deductions as are required by applicable law.

         SECTION 6. Business Expenses; Benefits.

         (a) The Company (or, at the Company's option, any affiliate thereof) shall reimburse, or cause to be reimbursed, the Executive, in accordance with the practice from time to time for senior executive employees of the Company, for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of his duties hereunder. The Executive shall

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

provide such appropriate documentation of expenses and disbursements as may from time to time be reasonably required by the Company.

         (b) During the Employment Period, the Executive shall be entitled to four weeks of paid vacation during each 12-month period worked beginning on the Commencement Date.

         (c) During the Employment Period, the Company shall provide the Executive with group health, hospitalization and disability insurance and other employee benefits consistent with such benefits as are generally made available from time to time to senior executive employees of the Company. To the extent the Company is not prohibited from doing so by contract or applicable law, the Company shall make such benefits available to the Executive commencing as of the Commencement Date.

         (d) During the Employment Period, the Company shall also provide the Executive with supplemental life and disability insurance, provided the premiums therefor shall not exceed $5,000 on an annual basis.

         (e) During the Employment Period, the Executive shall be entitled to an allowance for a leased automobile not to exceed $1,200 per month (inclusive of all maintenance, gasoline, insurance and other costs and expenses related to such automobile).

         SECTION 7. Involuntary Termination.

         (a) If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement (such condition being hereinafter referred to as a "Disability") for a period of 180 consecutive days, or for an aggregate of 210 days, or longer during any 12-month period, the Company may, at any time during the continuation of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving him written notice to that effect (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination"). Until the Executive's employment hereunder shall have been terminated in accordance with the foregoing, the Executive shall be entitled to receive his compensation notwithstanding any such Disability.

         (b) If the Executive dies during the Employment Period, his employment hereunder shall be deemed to cease as of the date of his death.


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


        SECTION 8. Termination For Cause.

         The Company may terminate the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement (a) "Cause" means (i) the Executive's material breach of this Agreement and, if such breach is capable of being cured, the failure to cure such breach within 30 days of notice thereof from the Company to the Executive, (ii) the Executive's past, present or future conduct that has a Material Adverse Effect, whether or not previously disclosed, (iii) the Executive's disregard of lawful instructions of the Board that are consistent with the Executive's position, or neglect of duties or failure to act, which, in any case, may reasonably be anticipated to have a Material Adverse Effect, and the continuance of such condition for a period of 10 days after notice thereof from the Company to the Executive, (iv) alcohol or drug abuse by the Executive, (v) the commission by the Executive of a felony or an act involving fraud, theft or dishonesty or (vi) the Executive's material breach of any agreement with the Company or any of its affiliates and, if such breach is capable of being cured, the failure to cure such breach within 30 days of notice thereof from the Company to the Executive and (b) "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition, results of operations, assets, liabilities or prospects of the Company or any of its affiliates.

         SECTION 9. Termination Without Cause.

         The Company may terminate the employment of the Executive hereunder without Cause (such termination being hereinafter referred to as a "Termination Without Cause") by giving the Executive written notice of such termination, which notice shall be effective on the date specified therein but not earlier than the date on which such notice is given.

         SECTION 10. Voluntary Termination.

         Any termination of the employment of the Executive hereunder other than as a result of an Involuntary Termination, a Termination For Cause, a Termination Without Cause or a Termination For Nonrenewal (as hereinafter defined) shall be deemed to be a "Voluntary Termination."

        SECTION 11. Termination For Nonrenewal.

         On the second anniversary of the Commencement Date, the Company and the Executive shall enter into good faith negotiations for the renewal of this Agreement following the Scheduled Termination Date. If the parties are unable, within 90

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

days after commencement of such negotiations, to agree to a renewal of this Agreement on mutually acceptable terms, the Executive shall continue to perform the services required hereunder until the Scheduled Termination Date, whereupon a termination for nonrenewal (such termination being referred to herein as a "Termination For Nonrenewal") shall be deemed to have occurred; provided, however, that a Termination For Nonrenewal shall not be deemed to have occurred in the event the Executive and the Company do in fact renew this Agreement prior to the Scheduled Termination Date.

         SECTION 12. Effect of Termination

         (a) Upon the termination of the Executive's employment hereunder due to a Termination for Cause or a Voluntary Termination, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company or any of its affiliates under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over a year of 365 or 366 days, as applicable), (ii) any unpaid accrued benefits of the Executive, and (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 6(a).

         (b) Upon the termination of the Executive's employment hereunder due to an Involuntary Termination, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company or any of its affiliates under the Agreement except (i) to receive the amounts set forth in
Section 12(a) above and (ii) to continue to receive the Base Salary, payable in such installments as it was paid to the Executive prior to such termination of employment, for a period of 12 months.

         (c) Upon the termination of the Executive's employment hereunder due to a Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company or any of its affiliates under this Agreement except (i) to receive the amounts set forth in
Section 12(a) above, (ii) to continue to receive the Base Salary, payable in such installments as it was paid to the Executive prior to such termination of employment, for a period of 18 months and (iii) to participate in all group health, hospitalization and disability insurance plans as contemplated by
Section 6(c) hereof for a period of 18 months; provided, however, that any such rights under clauses (ii) and (iii) of this Section 12(c) shall be reduced, to the extent the Executive shall obtain other employment during the period such payments are required to be made, by the amount of the salary and benefits received by the Executive in connection with such new employment.


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

         (d) Upon the termination of the Executive's employment hereunder due to a Termination For Nonrenewal, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company or any of its affiliates under this Agreement except (i) to receive the amounts set forth in
Section 12(a) above, (ii) to continue to receive the Base Salary, payable in such installments as it was paid to the Executive prior to such termination of employment, for a period of nine months and (iii) to participate in all group health, hospitalization and disability insurance plans as contemplated by
Section 6(c) hereof for a period of nine months; provided, however, that any such rights under clauses (ii) and (iii) of this Section 12(d) shall be reduced, to the extent the Executive shall obtain other employment during the period such payments are required to be made, by the amount of the salary and benefits received by the Executive in connection with such new employment.

         SECTION 13. Insurance.

         The Company may, for its own benefit, maintain "key-man" life and disability insurance policies (collectively, the "Insurance Policies") covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining the Insurance Policies.

         SECTION l4. Disclosure of Information.

         The Executive agrees that he will enter into, and comply with the terms of, the Company's customary form of secrecy and nondisclosure agreement. In addition, and without limitation thereof, the Executive agrees that he will not, at any time during the Employment Period or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever nor shall the Executive make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any affiliate thereof.

         SECTION 15. Right to Inventions.

         The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business actually conducted by the Company, which he may develop or which may be acquired by the Executive during the Employment Period (whether or not during usual working hours), together with all trademarks,

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


patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information. In connection therewith:

         (a) the Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, technical information, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

         (b) the Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ based on his last per diem earnings) all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such trademarks, patents, inventions, improvements or technical information; and

         (c) for the avoidance of doubt, it is hereby agreed that the foregoing provisions shall be deemed to include an assignment of future copyright in accordance with Section 37 of the Copyright Act of 1986 and any amendment or re-enactment thereof.

         SECTION 16. Restrictive Covenant.

         (a) The Executive acknowledges and recognizes that during the Employment Period he will be privy to non-public information critical to the Company's and its affiliates' business and further acknowledges and recognizes that the Company would find it extremely difficult to replace him. Accordingly, in consideration of the premises contained herein, and the consideration to be received by the Executive hereunder, during the Employment Period and the Non-Competition Period (as defined below), the Executive shall not (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; (ii) assist others in engaging in any Competing Business; (iii) induce any employee of the Company or any affiliate thereof to terminate such employee's employment with the Company or any such affiliate or to engage in any Competing Business; or (iv) induce any entity or person with which the

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

Company or any affiliate thereof has a business relationship to terminate or alter such business relationship; provided, however, that the foregoing shall not prevent the Executive from owning the securities of or an interest in any business, provided such ownership of securities or interest represents less than five percent (5%) of any class or type of securities of, or interest in, such business.

         (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company or any affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and the Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living.

         (c) As used herein, "Competing Business" shall mean any business in North America if such business or the products sold by it are competitive, directly or indirectly, with (i) the business of the Company or any of its affiliates, (ii) any of the products manufactured, sold or distributed by the Company or any of its affiliates or (iii) any products or business being developed by the Company or any of its affiliates; and "Non-Competition Period" shall mean the period commencing on the day immediately following the
Termination Date and ending on the later of (A) 18 months following the Termination Date and (B) if the Executive owns any securities (including the right to receive any such securities) of the Company or any of its affiliates on the Termination Date, the date on which the Executive no longer owns any securities (including the right to receive any such securities) issued by the Company or any of its affiliates; provided, however, that at the election of the Company at least 30 days prior to the date (the "Last Payment Date") on which the last payment of Base Salary would otherwise be made pursuant to this Agreement (including, without limitation, as contemplated by Section 12(c) or Section 12(d) hereof), the Company may continue to pay the Executive his Base Salary for up to 12 months beyond the Last Payment Date, in which case the Non-Competition Period shall be extended for the duration of the period during which the Company has elected to make such additional payments of Base Salary.

         SECTION 17. Enforcement; Severability; Etc.

         It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall

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

be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         SECTION 18. Remedies.

         The Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

         SECTION 19. Notices.

         All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or it sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

        if to the Company, to it at:

        1205 West Olympic Boulevard
        Montebello, California 90640
        Attention: President
        Telecopier: (213) 727-0412
        Telephone: (213) 727-0900;

        with a copy to:

        First Atlantic Capital, Ltd.
        135 East 57th Street
        New York, New York 10022
        Attention: Mr. James A. Long
        Telecopier: (212) 750-0954
        Telephone: (212) 750-0300; and

        O'Sullivan Graev & Karabell, LLP
        30 Rockefeller Plaza
        New York, New York 10112
        Attention: Lawrence G. Graev, Esq.
        Telecopier: (212) 408-2420
        Telephone: (212) 408-2400;

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

        if to the Executive, to him at:

        c/o QF Acquisition Corp.
        5501 Tabor Road
        Philadelphia, Pennsylvania 19120
        Telecopier: (215) 288-5804
        Telephone: (800) 275-8902

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 20. Successors and Assigns.

         Subject to Section 25 hereof, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties.

         SECTION 21. Governing Law.

         This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

         SECTION 22. Waiver of Breach.

         The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

         SECTION 23. Entire Agreement; Amendments.

         This Agreement and the agreements referred to herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

         SECTION 24. Headings.

         The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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

         SECTION 25. Assignment.

         This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its affiliates and the provisions of this Agreement shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

         SECTION 26. Counterparts.

         This  Agreement  may  be  executed  in  counterparts,   and  each  such
counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 27. Gender.

         Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

                            *       *       *      *

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

         IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first written above

                                        CFP HOLDINGS, INC.

                                        By: /s/ James A. Long
                                            --------------------------
                                            Name:
                                            Title:

                                            /s/ William G. Delchiaro
                                        ------------------------------
                                               William G. Delchiaro

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